UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)
North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SLCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On June 5, 2019, Charles R. Davis announced his intention to resign from the board of directors of Select Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Select Bank & Trust Company (the “Bank”), effective immediately. Mr. Davis’s resignation is not due to any disagreement with the Company related to its operations, policies or practices. The Company does not intend to appoint a successor for Mr. Davis at this time.

Mr. Davis joined the boards of directors of the Company and the Bank in connection with the Company’s acquisition by merger of Premara Financial, Inc., and its wholly owned subsidiary, Carolina Premier Bank, which closed in December 2017. At the time of the merger, Mr. Davis had been a member of the board of directors of Carolina Premier Bank since 2007.

Mr. Davis is currently chairman of the board of C.A. Short Company, an employee engagement and recognition company. Over the course of his career, he has participated in capital-raising efforts for numerous public and private companies. He has also been active in oil and gas ventures, financial institutions, retail establishments, and the fast food industry. With this wide range of professional experiences, Mr. Davis made many valuable contributions to the Company’s board of directors during his tenure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: June 11, 2019	By:	/s/ Mark A. Jeffries
Mark A. Jeffries
Executive Vice President and Chief Financial Officer